                                                                    EXHIBIT 99.1

                           SABRE HOLDINGS CORPORATION
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         On October 17, 2000, Sabre Holdings Corporation (the "Parent"), through its wholly owned subsidiaries, Sabre Inc. and GetThere Acquisition Corp., completed its acquisition of GetThere Inc. ("GetThere"), pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") dated August 28, 2000. The Parent collectively with its wholly owned subsidiaries, including directly owned Sabre Inc. and indirectly owned GetThere Acquisition Corp., which merged into GetThere, is referred to herein as the "Company". Each outstanding share of GetThere Common Stock was purchased or converted into the right to receive $17.75 per share pursuant to the Merger Agreement. The Company accounted for the acquisition using the purchase method of accounting.

         The Company purchased GetThere for a total purchase price of approximately $781 million, consisting of $683 million in cash, $89 million related to the assumption of GetThere stock options, restricted stock and warrants and $9 million in transaction costs.

         The acquisition was funded by borrowings by the Company under a Bridge Credit Agreement dated as of October 10, 2000 with Banc of America Securities LLC, as Co-Lead Arranger and Joint Book Manager, Goldman Sachs Credit Partners L.P., as Co-Lead Arranger, Joint Book Manager and Syndication Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bank of America, N.A., as Administrative Agent, and the lenders party thereto (the "Bridge Lenders"). Pursuant to the terms of the Bridge Credit Agreement, the Bridge Lenders have made available to the Company a $622,800,000 unsecured revolving credit facility (the "Tranche A Facility") and a $242,200,000 unsecured revolving credit facility (the "Tranche B Facility" and, together with the Tranche A Facility, the "Bridge Facility"). Proceeds of both the Tranche A Facility and the Tranche B Facility were used for funding the purchase of GetThere Common Stock and repayment of the Company's existing $200,000,000 Bridge Loan Promissory Note dated August 4, 2000. In addition, the commitments under the Tranche A Facility may be used as a commercial paper back-up facility. The Bridge Facility will mature on the later of (i) the date nine months after the closing date of the Bridge Facility or (ii) such later date as the Bridge Lenders shall agree upon (the "Termination Date"). It is anticipated that all outstanding amounts under the Bridge Facility will be repaid on or prior to the Termination Date.

         The following unaudited pro forma condensed combined financial statements give effect to the acquisition of GetThere by the Company. The unaudited pro forma condensed combined balance sheet is based on the balance sheet of the Company as of September 30, 2000 and the balance sheet of GetThere as of July 31, 2000, the end of its latest fiscal quarter prior to the merger. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 is based on the statement of operations of the Company for its fiscal year ended December 31, 1999, and the statement of operations of GetThere for its fiscal year ended January 31, 2000. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2000 is based on the statement of operations of the Company for the nine month period ended September 30, 2000, and the results of operations of GetThere for the nine month period ended July 31, 2000. The results of operations of GetThere for the nine month period ended July 31, 2000 were derived from the results of operations for the year ended January 31, 2000, the nine months ended October 31, 1999 and the six months ended July 31, 2000.

         The unaudited pro forma condensed combined balance sheet assumes the acquisition had taken place at September 30, 2000. Differences between the balance sheets of GetThere at July 31, 2000 and September 30, 2000, would have an insignificant impact on the pro forma combined balance sheet. The unaudited pro forma condensed combined statements of operations assume the acquisition had taken place on January 1, 1999. Differences resulting from the combination of different fiscal periods would not have a significant impact in the pro forma combined results of operations.

         For purposes of this presentation, unaudited pro forma adjustments have been made to the historical financial statements to provide information as to how the acquisition of GetThere might have affected the results of the Company. The pro forma information does not purport to be indicative of the results that would have occurred had the merger actually been in effect for these periods, or of results which may occur in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1999 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, and the financial statements and notes thereto of GetThere, incorporated herein by reference.

                           SABRE HOLDINGS CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                              Sabre Holdings                                Purchase
                                                Corporation                                Accounting
                                               September 30,         GetThere Inc.         Adjustments             Pro Forma
                                                   2000              July 31, 2000          (Note 2)               Combined
                                             ------------------    -----------------    -----------------      -----------------
ASSETS
CURRENT ASSETS
    Cash and short-term investments            $      166,792       $       99,103       $       510,000  (a)    $      92,854
                                                                                                (683,041) (b)
    Restricted cash                                         -                  696                                         696
    Accounts receivable, net                          505,200                4,828                                     510,028
    Prepaid expenses                                   72,714                2,219                  (688) (d)           74,245
    Deferred income taxes                              25,267                    -                                      25,267
                                             ------------------    -----------------    -----------------      -----------------
      Total current assets                            769,973              106,846              (173,729)              703,090

Property and equipment                                550,292               11,540                                     561,832
Long-term investments                                 160,526               21,059                                     181,585
Goodwill and intangible assets, net                   261,692               21,670               649,791  (d)          933,153
Other assets, net                                     293,608                  483                                     294,091
Investment in GetThere Inc.                                 -                    -               780,961  (b)                -
                                                                                                (143,794) (c)
                                                                                                (637,167) (d)
                                             ------------------    -----------------    -----------------      -----------------
        TOTAL ASSETS                         $      2,036,091      $       161,598       $       476,062         $   2,673,751
                                             ==================    =================    =================      =================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable                         $        181,826      $         1,841                               $     183,667
     Notes payable                                    200,000                    -       $       510,000  (a)          710,000
    Other accrued liabilities                         366,134               12,629                 9,230  (b)          387,993
                                             ------------------    -----------------    -----------------      -----------------
      Total current liabilities                       747,960               14,470               519,230             1,281,660

Deferred income taxes                                   8,931                    -                25,305  (d)           34,236
Pensions and other postretirement benefits            104,882                    -                                     104,882
Notes payable                                         149,000                    -                                     149,000
Other liabilities                                      41,793                3,334                 9,000  (d)           54,127
Minority interest                                     247,266                    -                                     247,266

STOCKHOLDERS' EQUITY
    Common stock                                        1,315                    5                    (5) (c)            1,315
    Additional paid-in capital                        607,314              261,362              (261,362) (c)          607,314
    Equity options outstanding                              -              (17,556)               88,690  (b)           66,321
                                                                                                  17,556  (c)
                                                                                                 (22,369) (d)
    Retained earnings (accumulated deficit)           225,391             (100,017)              100,017  (c)          225,391
    Less treasury stock at cost                       (97,761)                   -                                     (97,761)
                                             ------------------    -----------------    -----------------      -----------------
      Total stockholders' equity                      736,259              143,794               (77,473)              802,580
                                             ------------------    -----------------    -----------------      -----------------
      TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY                $      2,036,091      $       161,598       $       476,062         $   2,673,751
                                             ==================    =================    =================      =================

                             See accompanying notes.

                           SABRE HOLDINGS CORPORATION
            UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     Sabre
                                                    Holdings
                                                   Corporation         GetThere Inc.          Purchase
                                                    Year ended           Year ended           Accounting
                                                   December 31,          January 31,         Adjustments              Pro Forma
                                                       1999                2000                (Note 3)               Combined
                                                  ---------------    -----------------    -----------------      -----------------
REVENUES
    Travel Marketing and Distribution             $     1,481,200    $          15,452                           $       1,496,652
    Outsourcing and Software Solutions                    953,419                    -                                     953,419
                                                  ---------------    -----------------                           -----------------
      Total revenues                                    2,434,619               15,452                                   2,450,071

OPERATING EXPENSES
    Cost of revenues
      Travel Marketing and Distribution                 1,001,925               16,197     $          4,727  (a)         1,022,849
      Outsourcing and Software Solutions                  806,635                    -                                     806,635
    Selling, general and administrative                   253,557               47,557                1,931  (a)           303,045
    Amortization of goodwill and intangible
       assets                                                   -                  941              169,733  (b)           170,674
                                                  ---------------    -----------------    -----------------      -----------------
      Total operating expenses                          2,062,117               64,695              176,391              2,303,203
                                                  ---------------    -----------------    -----------------      -----------------
OPERATING INCOME (LOSS)                                   372,502              (49,243)            (176,391)               146,868

OTHER INCOME (EXPENSE)
    Interest income (expense)                              17,678                1,445              (30,953) (c)           (11,830)
    Other - net                                           137,765               (1,094)                                    136,671
                                                  ---------------    -----------------    -----------------      -----------------
      Total other income (expense)                        155,443                  351              (30,953)               124,841
                                                  ---------------    -----------------    -----------------      -----------------
INCOME BEFORE PROVISION FOR INCOME TAXES                  527,945              (48,892)            (207,344)               271,709
Provision for income taxes                                196,038                    -              (50,244) (d)           145,794
                                                  ---------------    -----------------    -----------------      -----------------
NET EARNINGS (LOSS)                               $       331,907    $         (48,892)   $        (157,100)     $         125,915
                                                  ===============    =================    =================      =================


EARNINGS PER COMMON SHARE (NOTE 4)
    Basic                                         $          2.56                                                $            0.97
                                                  ===============                                                =================
    Diluted                                       $          2.54                                                $            0.95
                                                  ===============                                                =================
      Weighted average shares used in basic
         per share calculations                           129,574                                                          129,574
                                                  ===============                                                =================
      Weighted average shares used in diluted
         per share calculations                           130,655                                     1,972                132,627
                                                  ===============                         =================      =================

                             See accompanying notes.

                           SABRE HOLDINGS CORPORATION
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   Sabre                        GetThere Inc.
                                  Holdings     -------------------------------------------------
                                Corporation      Twelve    Deduct Nine    Add Six    Pro forma
                                Nine months      months       months       months   Nine months       Purchase
                                   ended          ended       ended        ended       ended         Accounting
                                September 30,  January 31,  October 31,   July 31,    July 31,       Adjustments        Pro Forma
                                    2000          2000         2000        2000        2000           (Note 3)          Combined
                                -------------  ----------- ------------- ---------- ------------    -------------     -----------
REVENUES
    Travel Marketing and
      Distribution              $   1,341,325  $    15,452 $       9,963 $   14,417   $  19,906                       $ 1,361,231
    Outsourcing and Software
      Solutions                       632,672            -             -          -           -                           632,672
                                -------------  ----------- ------------- ----------   ---------                       -----------
      Total revenues                1,973,997       15,452         9,963     14,417      19,906                         1,993,903

OPERATING EXPENSES
    Cost of revenues
      Travel Marketing and
        Distribution                  837,961       16,197        10,557     13,681      19,321    $       3,546 (a)      860,828
      Outsourcing and Software
        Solutions                     520,129            -             -          -           -                           520,129
    Selling, general and
      administrative                  296,313       47,557        33,226     23,889      38,220            1,448 (a)      335,981
    Amortization of goodwill
     and intangible assets             48,439          941           479      2,283       2,745          125,260 (b)      176,444
                                -------------  ----------- ------------- ----------   ---------    -------------      -----------
      Total operating expenses      1,702,842       64,695        44,262     39,853      60,286          130,254        1,893,382
                                -------------  ----------- ------------- ----------   ---------    -------------      -----------
OPERATING INCOME (LOSS)               271,155      (49,243)      (34,299)   (25,436)    (40,380)        (130,254)         100,521

OTHER INCOME (EXPENSE)
    Interest income (expense)          (3,613)       1,445          (108)     4,167       5,720          (27,361)(c)      (25,254)
    Other - net                           772       (1,094)         (663)         -        (431)                              341
                                -------------  ----------- ------------- ----------   ---------    -------------      -----------
      Total other income
        (expense)                      (2,841)         351          (771)     4,167       5,289          (27,361)         (24,913)
MINORITY INTEREST                      23,451            -             -          -           -                            23,451
                                -------------  ----------- ------------- ----------   ---------    -------------      -----------
INCOME BEFORE PROVISION FOR
   INCOME TAXES                       291,765      (48,892)      (35,070)   (21,269)    (35,091)        (157,615)          99,059
Provision for income taxes            118,326            -             -          -           -          (37,102)(d)       81,224
                                -------------  ----------- ------------- ----------   ---------    -------------      -----------
NET EARNINGS (LOSS)             $     173,439  $   (48,892)$     (35,070)$  (21,269)  $ (35,091)   $    (120,513)     $    17,835
                                =============  =========== ============= ==========   =========    =============      ===========

EARNINGS PER COMMON SHARE
  (NOTE 4)
    Basic                       $        1.34                                                                         $      0.14
                                =============                                                                         ===========
    Diluted                     $        1.28                                                                         $      0.08
                                =============                                                                         ===========
      Weighted average shares
         used in basic per
         share calculations           129,191                                                                             129,191
                                =============                                                                         ===========
      Weighted average shares
         used in Diluted per
         share calculations           129,584                                                               1,781         131,365
                                =============                                                       =============     ===========

                             See accompanying notes.

                           SABRE HOLDINGS CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


1.   GENERAL

     The Company will account for the merger with GetThere as a purchase business combination. The accompanying unaudited pro forma condensed combined financial statements reflect an aggregate purchase price of approximately $781 million, consisting of cash paid to GetThere stockholders, the estimated fair value of GetThere stock options, restricted stock and warrants assumed by the Company and transaction costs as follows (in thousands):

          Cash paid to GetThere stockholders ................   $683,041
          Estimated fair value of outstanding stock
                options, restricted stock and warrants
                assumed .....................................     88,690
          Direct transaction costs and expenses .............      9,230
                                                                --------
                                                                $780,961
                                                                ========

     For purposes of the accompanying unaudited pro forma condensed combined balance sheet, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as excess cost over net assets acquired on the basis of preliminary estimates of fair values. These preliminary estimates of fair value were determined by the Company's management. The final allocation of the purchase price will be based on a complete evaluation of the assets and liabilities of GetThere. Accordingly, the information presented herein may differ from the final purchase price allocation.

     The estimated fair value of GetThere's approximately 7.6 million outstanding stock options and 1.3 million warrants assumed was determined using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.8% to 6.2%, a dividend yield of 0%, a volatility factor of the expected market price of the Company's Class A Common Stock of .40, and a weighted average expected life of .75 to 2.5 years. Approximately 62,000 restricted shares were valued at $17.75 per share.

     The pro forma condensed combined financial statements have not been adjusted to reflect any cost savings or operating synergies that may be realized as a result of the merger.

2.   UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

     The accompanying unaudited pro forma condensed combined balance sheet assumes the merger with GetThere was consummated on September 30, 2000 and reflects the following pro forma adjustments:

     a. To record borrowings under the Bridge Facility used to fund the transaction.

     b. To record the aggregate cost of the acquisition described in Note 1 above.

     c.   To eliminate GetThere's historical equity balances.

     d. To allocate the purchase price to the assets and liabilities acquired as follows (in thousands):

             Working capital .................................. $  91,688
             Property and equipment ...........................    11,540
             Marketable securities -- noncurrent ..............    21,059
             Other assets .....................................       483
             Goodwill and other acquired intangible
                   assets .....................................   671,461
             Noncurrent liabilities ...........................   (12,334)
             Deferred income tax liability, net ...............   (25,305)
             Unearned compensation for options and
                   restricted stock ...........................    22,369
                                                                ---------
                                                                $ 780,961
                                                                =========

     Other acquired intangible assets includes the estimated value of GetThere's internet-based business-to-business travel procurement and supply solutions, which are a fully hosted transaction processing service, allowing corporations to: research, reserve and ticket the lowest available airfares, hotel rates and rental car rates from a web-based browser; enforce compliance with corporate policies; and reduce fees paid to travel agencies. The GetThere solutions allow airlines to establish online direct sales and marketing to consumers, sell distressed inventory, automate redemption of frequent flier miles over the internet and reduce overall processing costs.

3.   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

     The accompanying unaudited pro forma condensed combined statements of operations have been prepared as if the acquisition was consummated on January 1, 1999 and reflect the following pro forma adjustments:

     a. To record amortization of unearned stock compensation expense as a result of the assumption of unvested restricted stock and stock options in connection with the acquisition.

     b. To reverse amortization of goodwill and intangible assets recorded by GetThere and to record amortization of goodwill and intangible assets resulting from the acquisition over lives ranging from two to four years.

     c. To record interest expense on the additional debt incurred to fund the acquisition. The rate used to calculate interest expense represents a monthly LIBOR plus 75 basis points and ranged from 5.65% to 7.41% over the periods presented. For each 1/8 of 1% increase in interest rates, the impact would be an increase in annual interest expense of approximately $650,000.

     d. To adjust the provision for income taxes to reflect the impact of the results of operations of the acquisition and related pro forma adjustments.

4.   PRO FORMA EARNINGS PER COMMON SHARE

     Pro forma basic earnings per common share is calculated using the weighted average common shares outstanding during the periods. Pro forma diluted earnings per common share also includes the effects of restricted stock, stock options and warrants assumed in the merger.

     The following table sets forth the computation of pro forma basic and diluted earnings per common share (in thousands, except per share amounts):

                                                                Twelve        Nine months
                                                                months           ended
                                                                ended          September
                                                               December         30, 2000
                                                               31, 1999
                                                             -------------    -------------
     Numerator:
         Numerator for pro forma basic earnings per common
           share - net earnings                                  $125,915     $    17,835
         Incremental amortization of deferred asset
           related to options issued to US Airways                    -            (7,426)
                                                             -------------    -------------
         Numerator for pro forma diluted earnings per
           common share - adjusted pro forma net earnings        $125,915     $    10,409
                                                             =============    =============
     Denominator:
         Denominator for pro forma basic earnings per
           common share - weighted-average shares                 129,574          129,191
         Pro forma dilutive effect of stock awards and
           options                                                  3,053            2,174
                                                             -------------    -------------
         Denominator for pro forma diluted earnings per
           common share - adjusted weighted-average shares        132,627          131,365
                                                             =============    =============
     Pro forma earnings per common share - basic             $        .97     $        .14
                                                             =============    =============
     Pro forma earnings per common share - diluted           $        .95     $        .08
                                                             =============    =============